Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-153435) of Signet Jewelers Limited of our report dated July 24, 2014 relating to the financial statements of the Signet Jewelers Limited US Employee Stock Savings Plan for the year ended April 30, 2014, which report appears in the Annual Report on Form 11-K of the Signet Jewelers Limited US Employee Stock Savings Plan for the year ended April 30, 2014.

Bober, Markey, Fedorovich & Company

Akron, Ohio

July 24, 2014